Exhibit (j)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 130 to Registration Statement No. 2-17613 on Form N-1A of Ivy Funds of our report dated February 20, 2004 appearing in the Annual Report to Shareholders of Cash Reserves Fund, Cundill Global Value Fund, Dividend Income Fund, European Opportunities Fund, Global Natural Resources Fund, International Fund, International Value Fund and Pacific Opportunities Fund, comprising Ivy Funds, for the fiscal year ended December 31, 2003, in the Statement of Additional Information, which are part of such Registration Statement, and to the reference to us under the caption "Auditing" (Ivy Funds) and "Custodial and Auditing Services" (Ivy Dividend Income Fund) in such Statements of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/Deloitte & Touche LLP

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Deloitte & Touche LLP

Kansas City, Missouri

April 28, 2004